Exhibit 99.1

Meade Instruments Corporation
6001 OAK CANYON, IRVINE, CALIFORNIA 92618-5200 U.S.A.
(949) 451-1450 ■ FAX: (949) 451-1460 ■ www.meade.com

Meade Instruments Corp.	The Piacente Group, Inc.

Brent Christensen, CFO Tel: 949-451-1450 Fax: 949-451-1460	Brandi Piacente Tel: 212-481-2050 Email:	brandi@tpg-ir.com

Meade Instruments Corp. Granted Conditional Listing on NASDAQ

IRVINE, Calif. – August 31, 2006 – Meade Instruments Corp. (NASDAQ GM: MEAD), today announced that on August 29, 2006, it received a decision letter from the NASDAQ Listing Qualifications Panel granting the Company additional time to file its Annual Report on Form 10-K for the fiscal year ended February 28, 2006 and its Quarterly Report on Form 10-Q for the quarter ended May 31, 2006 with the Securities and Exchange Commission. As previously reported, the Company received determinations from the NASDAQ Staff to delist the Company’s Common Stock from The NASDAQ Global Market based upon the Company’s failure to timely file its Forms 10-K and 10-Q. On August 3, 2006, the Company attended a hearing before the NASDAQ Panel, at which it presented its plan to evidence compliance with NASDAQ’s filing retirements. Subsequent to the hearing, the Panel issued a formal decision granting the Company’s request for continued listing subject to the following conditions: (i) the Company must file its Annual Report on Form 10-K for the fiscal year ended February 28, 2006 by no later than October 16, 2006; (ii) the Company must file its Quarterly Report on Form 10-Q for the period ended May 31, 2006 by no later than October 26, 2006, and (iii) the Company must provide certain additional information to the NASDAQ Panel regarding the Company’s historical stock option grant practices.

Steve Muellner, President and CEO of Meade Instruments stated, “We are pleased that NASDAQ has granted our request for additional time to file our Annual and Quarterly Reports. We will make every effort to file our Form 10-K and Form 10-Q as soon as practicable and to meet all other conditions required by NASDAQ for continued listing of our securities.”

There can be no assurance that the Company’s securities will continue to be listed on The NASDAQ Global Market unless and until the Company can achieve full compliance with all the requirements of the NASDAQ Global Market.

ABOUT MEADE INSTRUMENTS

Meade Instruments is a leading designer and manufacturer of optical products including telescopes and accessories for the beginning to serious amateur astronomer. Meade offers a complete line of binoculars that address the needs of everyone from the casual observer to the serious sporting or birding observer under the Meade®, Simmons® and Bresser® brand names. Meade also offers a complete line of riflescopes under the Simmons®, Weaver® and Redfield® brand names. The company distributes its products worldwide through a network of specialty retailers, mass merchandisers and domestic and foreign distributors. Additional information on Meade is available at www.meade.com.

“Safe-Harbor” Statement under the Private Securities Litigation Reform Act of 1995: This news release contains comments and forward-looking statements based on current plans, exceptions, events, and financial and industry trends that may affect the Company’s future operating results and financial position expectations. Such statements, including the Company’s statement that it will make every effort to file its Form 10-K and Form 10-Q as soon as practicable and to meet all other conditions required by NASDAQ for the continued listing of its securities, involve risks and uncertainties which cannot be predicted or quantified and which may cause future activities and results of operations to differ materially from those discussed above. Such risks and uncertainties include, without limitation: the Company’s ability to coordinate and complete the restatement of its previously filed financial statements in accordance with the conclusions and recommendations of the Special Committee, the ability to file the its Quarterly Report on Form 10-Q for the period ended May 31, 2006, its ability to file its Annual Report on Form 10-K for the year ended February 28, and its ability to satisfy the other conditions required by NASDAQ for continued listing. For additional information, refer to the Company’s filings with the Securities and Exchange Commission, including, without limitation, the Company’s filings on Form 8-K, filed on August 30, 2006 and August 31, 2006.

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